STANDARD FORM COMMERCIAL LEASE - RMD-I
                                    V6

1. PARTIES Charles River Realty, dba Bachrach, Inc., 44 Hunt Street, (fill in) Watertown, Massachusetts 02472, LESSOR, which expression shall include its heirs, successors, and assigns where  the context  so  admits, does hereby lease to RMD  Instruments,
                Corp.,  44  Hunt  Street,  Watertown,  Massachusetts  02472
                LESSEE,  which  expression shall  include  its  successors, executors,  administrators, and assigns where  the  context so  admits,  and  the  LESSEE hereby leases  the  following described premises:
2.  PREMISES
(fill in
and include,
if applicable,
suite number,
floor number,
and square feet)
                Approximately  7,700 square feet of space as  now  occupied by  Lessee  on  the five floors located at 44 Hunt  Street,
                Watertown, Massachusetts 02472.  Premises include  the  use of  20% of all parking spaces but two (2) parking spaces in the  front  presently  marked Ms. Redler  and  Dr.  Entine, together  with  the  right to use in  common,  with  others entitled  thereto, the hallways, stairways, and  elevators,
                necessary   for   access  to  said  leased  premises,   and
                lavatories nearest thereto.


3.             TERM
               (fill in)
                The term of this lease shall be for five (5) years commencing on July 1, 2008 and ending on June 30, 2013.

4.             BASE RENT
               (fill in)
                The LESSEE shall pay to the LESSOR rent at the base rate of $153,230 ($19.90/sq. ft.), payable in advance in monthly installments of $12,769. and increasing by 4% starting with the beginning of each new lease year after the initial one.

5.             SECURITY
               DEPOSIT
               (fill in)
                The LESSOR and LESSEE agree that a deposit in the amount of $13,000.00 dollars paid by the LESSEE to the LESSOR as below, shall be held as a security for the LESSEE's performance as herein provided and refunded to the LESSEE within thirty days (30) at the end of this lease subject to the LESSEE's satisfactory compliance with the conditions hereof. The deposit will be paid in two equal installments of $6,500 each, payable on January 1st, 2009 and July 1st, 2009.

6.             RENT
               ADJUSTMENT
               (fill in)

                The LESSEE shall pay to the LESSOR as additional rent a pro-rata share (19.2%) of any increase or decrease in the building's real estate taxes, the building's water and sewer use charges and the building's costs of heating oil over the charges and costs of each of these items for the base Calendar year 2007. Thus, for the lease year running from July 1, 2008 to June 30, 2009, the amount to be added as an adjustment to the first year's base rent would be 19.2% of the difference in the cost of these building expenses for Calendar 2008 and Calendar 2007.

                For the purposes of this agreement, for the Calendar year 2007, real estate taxes for the building were $35,839.00; water and sewer use charges were $2,569.00; and the cost of heating oil was $36,412.00. LESSEE shall make payment by the latter of the end of the month of April of the lease year or thirty days after the LESSOR has provided the LESSEE written notice accompanied by a statement showing the determination of the amount due from LESSEE. This increase shall be prorated should this lease terminate before the end of any lease year.

7.              UTILITIES
(fill in or
delete)
                LESSEE's water and sewer use charges, and steam heat, but The LESSOR shall provide and shall pay for all of the not  electricity, gas or telephone;  Where  practical,  the
                and services    Lessee  shall be metered for electricity
                and  gas  and  pay
                that directly to the utility companies. Where separate metering is not practical, the Lessee will pay the Lessor 19.2% of the cost of such utilities in response to semi-annual bills provided to it, covering the six month periods ending June 30th and December 31st.

                LESSOR agrees to furnish reasonable heat to the leased premises, the hallways, stairways. elevators, and lavatories on regular business days of the heating season of each year, to furnish elevator service and to light passageways and stairways, and to furnish such cleaning service for the common areas as is customary in similar buildings in said city or town, all subject to interruption due to any accident, to the making of repairs, alterations or improvements, to labor difficulties, to trouble in obtaining fuel, electricity, service or supplies from the sources from which they are usually obtained for said building, or to any cause beyond the LESSOR's control.



8.             USE OF LEASED
               PREMISES
                The LESSEE shall use the leased premises only for the purpose of research and manufacturing of instruments, components and other technologically based activities and associated work without written consent of Lessor which shall not be unreasonably withheld.

9.             COMPLIANCE
               WITH LAWS
                The LESSEE acknowledges that no trade or occupation shall be conducted in the leased premises or use made thereof which will be unlawful, improper, noisy or offensive, or contrary to any law or any municipal by-law or ordinance in force in the city or town in which the premises are situated.

10.            FIRE
               INSURANCE
                The LESSEE shall not permit any use of the leased premises which will make voidable any insurance on the property of which the leased premises are a part, or on the contents of said property or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association, or any similar body succeeding to its powers. The LESSEE shall on demand reimburse the LESSOR, and all other tenants, all extra insurance premiums caused by the LESSEE's use of the premises.

11.            MAINTENANCE
               OF PREMISES
                The LESSEE agrees to maintain the leased premises in the same condition as they are at the commencement of the term or as they may be put in during the term of this lease, reasonable wear and tear, damage by fire and other casualty only excepted, and whenever necessary, to replace plate glass and other glass therein; acknowledging that the leased premises are now in good order and the glass whole. The LESSEE shall not permit the leased premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste other than ordinary wear and tear. LESSEE shall obtain written consent of LESSOR before erecting any sign on the premises.

                Maintenance of the building exterior including the roof and parking lot as well as the heating system and building structure are included in the base rent in Section 4. Maintenance costs for the building interior is not included in the base rent and the Lessor shall pay 19.2% of the cost of such maintenance.

12.            ALTERATIONS-
               ADDITIONS
                The LESSEE shall not make structural alterations or additions to the leased premises, but may make non-structural alterations provided the LESSOR consents thereto in writing, which consent shall not be unreasonably withheld or delayed. All such allowed alterations shall be at LESSEE's expense and shall be in quality at least equal to the present construction. LESSEE shall not permit any mechanics' liens, or similar liens, to remain upon the leased premises for labor and material furnished to LESSEE or claimed to have been furnished to LESSEE in connection with work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released of record forthwith without cost to LESSOR. Any alterations or improvements made by the LESSEE shall become the property of the LESSOR at the termination of occupancy as provided herein, except for any trade fixtures installed by LESSEE which shall remain the LESSEE's property.

13.            ASSIGNMENT-
               SUBLEASING
                The LESSEE shall not assign or sublet the whole or any part of the leased premises without LESSOR's prior written consent, which consent shall not be unreasonably withheld or delayed. Notwithstanding such consent, LESSEE shall remain liable to LESSOR for the payment of all rent and for the full performance of the covenants and conditions of this lease.

14.            SUBORDINATION
                This lease shall be subject and subordinate to any and all mortgages, deeds of trust and other instruments in the nature of a mortgage, now or at any time hereafter, a lien or liens on the property of which the leased premises are a part and the LESSEE shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this lease to said mortgages, deeds of trust or other such instruments in the nature of a mortgage.

15.            LESSOR'S
               ACCESS
                The LESSOR or agents of the LESSOR may, at reasonable times, enter to view the leased premises and may remove placards and signs not approved and affixed as herein provided, and make repairs and alterations as LESSOR should elect to do and may show the leased premises to others, and at any time within three (3) months before the expiration of the term, may affix to any suitable part of the leased premises a notice for letting or selling the leased premises or property of which the leased premises are a part and keep the same so affixed without hindrance or molestation.


16.             INDEMNIFI-
               CATION AND
               LIABILITY
               (fill in)
                 The LESSEE shall save the LESSOR harmless from all loss and damage occasioned by the use or escape of water or by the bursting of pipes, as well as from any claim or damage resulting from neglect in not removing snow and ice from the roof of the building or from the sidewalks bordering upon the premise so leased, or by any nuisance made or suffered on the leased premises, unless such loss is caused by the neglect of the LESSOR. The removal of snow and ice from the sidewalks bordering upon the leased premises shall be LESSORS responsibility.

17.            LESSEE'S
               LIABILITY
               INSURANCE
               (fill in)
                 The LESSEE shall maintain with respect to the leased premises and the property including the real estate, of which the leased premises are a part, comprehensive public liability insurance in the amount of $500,000/$1,000,000 with property damage insurance in limits of $100,000 in responsible companies qualified to do business in Massachusetts and in good standing therein insuring the LESSOR as well as LESSEE against injury to persons or damage to property as provided. The LESSEE shall deposit with the LESSOR certificates for such insurance at or prior to the commencement of the term, and thereafter within thirty (30) days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be canceled without at least ten (10) days prior written notice to each assured named therein.

18.            FIRE,
               CASUALTY-
               EMINENT
               DOMAIN
                 Should a substantial portion of the leased premises, or of the property of which they are a part, be substantially damaged by fire or other casualty, or be taken by eminent domain, the LESSOR may elect to terminate this lease. When such fire, casualty, or taking renders the leased premises substantially unsuitable for their intended use, a just and proportionate abatement of rent shall be made, and the LESSEE may elect to terminate this lease if:

                 (a)The LESSOR fails to give written notice within thirty
                    (30) days of intention to restore leased premises, or
                 (b)The LESSOR fails to restore the leased premises to a
                    condition substantially suitable for their intended use within ninety (90) days of said fire, casualty, or taking.

                 The LESSOR reserves, and the LESSEE grants to the LESSOR, all rights which the LESSEE may have for damages or injury to the leased premises for any taking by eminent domain, except for damage to the LESSEE's fixtures, property, or equipment.

19.            DEFAULT          In the event that:
               AND
               BANKRUPTCY

                 (a)The   LESSEE  shall  default  in  the  payment  of  any
                    installment of rent or other sum herein specified and such default shall continue for ten (10) days after written notice thereof; or
                 (b)The   LESSEE   shall  default  in  the  observance   or
                    performance of any other of the LESSEE's covenants, agreements, or obligations hereunder and such default shall not be corrected within thirty (30) days after written notice thereof; or
                 (c)The  LESSEE  shall  be declared bankrupt  or  insolvent according to law, or, if any assignment shall be made of LESSEE's property for the benefit of creditors,

                 then the LESSOR shall have the right thereafter, while such default continues, to re-enter and take complete possession of the leased premises, to declare the term of this lease ended, and remove the LESSEE's effects, without prejudice to any remedies which might be otherwise used for arrears of rent or other default. The LESSEE shall indemnify the LESSOR against all loss of rent and other payments which the LESSOR may incur by reason of such termination during the residue of the term.

                 If the LESSEE shall default, after reasonable notice thereof, in the observance or performance of any conditions or covenants on LESSEE's part to be observed or performed under or by virtue of any of the provisions in any article of this lease, the LESSOR, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the LESSEE. If the LESSOR makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to, reasonable attorney's fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations insured, with interest at the rate of six (6) per cent per annum and costs, shall be paid to the LESSOR by the LESSEE as additional rent.

20.            NOTICE
               (fill in)
                 Any notice from the LESSOR to the LESSEE relating to the leased premises or to the occupancy thereof, shall be deemed duly served, if left at the leased premises with a suitable representative of the Lessee and addressed to the LESSEE, or, if mailed to the leased premises, registered or certified mail, return receipt requested, postage prepaid, addressed to the LESSEE. Any notice from the LESSEE to the LESSOR relating to the leased premises or to the occupancy thereof, shall be deemed duly served, if mailed to the LESSOR by registered or certified mail, return receipt requested, postage prepaid, addressed to the LESSOR at such address as the LESSOR may from time to time advise in writing. All rent and notices shall be paid and sent to the LESSOR at 44 Hunt Street, Watertown, Massachusetts 02472.

21.            SURRENDER
                 The LESSEE shall at the expiration or other termination of this lease remove all LESSEE's goods and effects from the leased premises, (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the LESSEE, either inside or outside the leased premises). LESSEE shall deliver to the LESSOR the leased premises and all keys, locks thereto, and other fixtures connected therewith and all alterations and additions made to or upon the leased premises, in the same condition as they were at the commencement of the term, or as they were put in during the term hereof, reasonable wear and tear and damage by fire or other casualty only excepted. In the event of the LESSEE's failure to remove any of LESSEE's property from the premises, LESSOR is hereby authorized, without liability to LESSEE for loss or damage thereto, and at the sole risk of LESSEE, to remove and store any of the property at LESSEE's expense, or to retain same under LESSOR's control or to sell at public or private sale, any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property.

                 It is also understood and agreed that at the expiration or other termination of this lease, LESSOR at his option, may take title to any and all leasehold improvements, including, but not limited to, chemical hoods, HVAC systems, built-in or attached work benches, telephone systems, backup generators and electrical distribution equipment, air circulation systems, etc. However, this does not include those pieces of equipment which are part of working systems used by the LESSEE as part of his manufacturing or research activities such as refrigeration units providing cooling to evaporators and x-ray equipment or other technological items, such as local transformers which prepare power for use by special equipment. Those leasehold items to which the LESSOR does not opt to take title shall be removed by the LESSEE at its expense.

22.            HAZARDOUS
               WASTE
               PROVISION
                 It is also understood and agreed that at the expiration or other termination of this lease, the LESSEE shall remove all hazardous waste associated with its occupancy to the satisfaction of an independent environmental consulting firm such as IES, Inc of Somerville, MA, the firm that did an ASTM Screen/Limited Assessment of the entire property in May 2008, or a similar qualified inspection service. Any expense incurred to engage an environmental casualty firm to make this determination shall be the LESSOR's responsibility. However, if the firm determines that the Lessee has failed to meet this obligation, the cost of re-inspections will be that of the LESSEE.

23.            PROPERTY &
               LIABILITY
               INSURANCE
               PROVISION

                 LESSEE will coordinate the purchase of property and liability insurance with the LESSOR to maintain a high quality of coverage and pay for 19.2% of the cost as part of the miscellaneous expenses described below. The cost of insurance is not included in the base rent in Section
                 4. This clause shall dominate Clause 17 "Lessee's Liability* Insurance" above.

24.            OPTION TO
               EXTEND
               LEASE
                 LESSEE and LESSOR agree to negotiate in good faith an extension of this Lease at the end of the term. LESSOR hereby grants to LESSEE the right of first refusal to re-let the Premises at the end of the term. If LESSOR receives an acceptable offer from a bona fide prospective tenant to lease the Premises at the end of the term, LESSOR shall give notice of the same to LESSEE and LESSEE shall have fifteen (15) calendar days from LESSEE's receipt of said written notice to exercise LESSEE's right of first refusal and match the terms proposed by the bona fide prospective tenant except with a 2.5% surcharge on the cash rent.

25.            RIGHT OF
               FIRST
               REFUSAL
                 LESSOR hereby grants to LESSEE a right of first refusal to purchase 44 Hunt Street, Watertown, Massachusetts 02472 (the "Property"), exercisable during the term of this Lease, but subordinated to any right of first refusal given to Radiation Monitoring Devices, Inc. If LESSOR receives a bona fide offer to purchase from a third party, LESSOR shall provide LESSEE with written notice thereof together with a true and correct copy of the buyer executed offer to purchase. LESSEE shall have a period of fifteen days following receipt of such notice in which to elect to purchase the Property on the same terms and conditions whereupon LESSEE shall enter into a purchase contract with LESSOR on such terms. If LESSEE does not elect to purchase as aforesaid and the underlying sale does not occur, or if the terms change from the terms presented to LESSEE, this right of first refusal provision shall remain in effect.

26.            MISCELLANEOUS
               EXPENSES
               PROVISION
                 It is also understood and agreed that the LESSEE will reimburse the LESSOR for 19.2% of the other expenses paid for by the LESSOR as illustrated in the Attachments I appended to this document. It is included for illustrative purposes only and does not take precedence over the written provisions of this lease. The payment will be made in response to quarterly or semi-annual bills provided to the LESSEE covering the appropriate periods ending either June 30th and December 31st, or March 31st, June 30th, September 30th and December 31st as requested by the LESSEE.

27.            EXCELL
               SPREADSHEET
               EXHIBIT
                 The "Bachrach Building Rent Chart is appended to this lease as Attachment II. It is included for illustrative purposes only and does not take precedence over the written provisions of this lease.


27.            ENVIRONMENTAL
                 Notwithstanding anything to the contrary contained herein, Lessor shall indemnify, defend and hold the Lessee harmless against any Damages arising from, relating to or constituting any liability, for investigative, remedial or response actions or otherwise, under Environmental Laws, arising out of the ownership, operation or condition of the Business and/or its properties on or prior to the Lease commencement date (notwithstanding the disclosure of the possibility of such event in the IES Report or otherwise).

                 Notwithstanding anything to the contrary contained herein, Lessee shall indemnify, defend and hold the Lessor harmless against any Damages arising from, relating to or constituting any liability, for investigative, remedial or response actions or otherwise, under Environmental Laws, arising out of the operation or condition of the Business subsequent to the Lease commencement date.

                 IN WITNESS WHEREOF, the LESSOR and LESSEE have hereunto
                 set their hands and common    seals this
                 _____________________ day of  _________________________
                 2008.



________________________       ________________________
LESSOR                         LESSEE
Gerald Entine, Partner         Craig Dunham
Bachrach, Inc.                 RMD, Inc


                           ATTACHMENT I
        ILLUSTRATION OF METHODOLOGY OF ALLOCATING EXPENSES

              CLOSING JUNE 05 OF CHARLES RIVER REALTY
                           June 30, 2007

GENERAL METHODOLOGY
    The mid-year and year end adjustments which must be made relate to the portion of CRR building expenses, such as utilities, maintenance, and insurance with the Sub-S and LLC should pick up from CRR and vice-versa. It also concerns how much of the building maintenance should be capitalized.

BUILDING MAINTENANCE - January 1 to June 30, 2007
1. D&R Electric, Instant Signal and G.C. Paint are shared and is transferred in its entirety upstairs and then has 1/4 sent back downstairs since almost all of this cost is indoor wiring for labs and work areas.
2. The cost of repairing air conditioners to CRR was $0. Of this 79% belongs to RMD and LLC split 3/4 and 1/4. Thus 19.75% or $0 goes to LLC and 59.25% or $0 goes to RMD. Each entity should write their check directly to CRR and enter under Bldg. Maintenance - Separate.
 (Note that because of changes in the occupancy, the new percentage allocations are RMD 19.2%, RMD, Instruments 19.2% and CRR 5.5%.)
3. The cost of carpentry to CRR was $123,949. Of this 79% belongs to RMD and LLC split 3/4 and 1/4. Thus 19.75% or $24,480 goes to LLC and 59.25% or $73,440 goes to RMD. Each entity should write their check directly to CRR and enter under Bldg. Maintenance - Separate.
4. The cost of plumbing to CRR was $4,832. Of this 79% belongs to RMD and LLC split 3/4 and 1/4. Thus 19.75% or $954 goes to LLC and 59.25% or $2,863 goes to RMD. Each entity should write their check directly to CRR and enter under Bldg. Maintenance - Separate.
5. The cost of masonry to CRR was $4,595. Of this 79% belongs to RMD and LLC split 3/4 and 1/4. Thus 19.75% or $908 goes to LLC and 59.25% or $2,723 goes to RMD. Each entity should write their check directly to CRR and enter under Bldg. Maintenance - Separate.
6. G.C. Painting did most of its work directly for LLC since it works on specific lab and production areas. However, the cost of the general projects for CRR was $0. Of this 79% belongs to RMD and LLC split 3/4 and 1/4. Thus 19.75% or $0 goes to LLC and 59.25% or $0 goes to RMD. Each entity should write their check directly to CRR and enter under Bldg. Maintenance - Separate.
7. The cost of floor repair to CRR was $4,418. Of this 79% belongs to RMD and LLC split 3/4 and 1/4. Thus 19.75% or $478 goes to LLC and 59.25% or $1,433 goes to RMD. Each entity should write their check directly to CRR and enter under Bldg. Maintenance - Separate.
8. The cost of locks to CRR was $0. Of this 79% belongs to RMD and LLC split 3/4 and 1/4. Thus 19.75% or $0 goes to LLC and 59.25% or $0 goes to RMD. Each entity should write their check directly to CRR and enter under Bldg. Maintenance - Separate.
9. The cost of windows to CRR was $22,205. Of this 79% belongs to RMD and LLC split 3/4 and 1/4. Thus 19.75% or $4,385 goes to LLC and 59.25% or $13,156 goes to RMD. Each entity should write their check directly to CRR and enter under Bldg. Maintenance - Separate.
10.  The cost of utilities should be shared under separate billing.

INSURANCE - Bldg. - January 1 to June 30, 2007
1. The cost of insurance should go by square feet. Since RMD has been paying for everything, (6x$2,879/mo. _ $17,276) for this six month period, CRR owes RMD 21% ($3,628).

UTILITIES - January 1 to June 30, 2007
1. The cost of electricity ($36,911) and gas ($8,964) to CRR was $45,875. Of this 79% belongs to RMD and LLC split 3/4 and 1/4. Thus 19.75% or $9,060 goes to LLC and 59.25% or $27,181 goes to RMD.
  Each entity should write their check directly to CRR and enter under Utilities - Separate.

CHECKS TO BE WRITTEN - Jan. 1 to June 30, 2007

ITEM                CRR             RMD           LLC         Notes
D&R                   0               0             0
Air                   0               0             0
Conditioners
Carpentry             0          73,440        24,480
Plumbing              0           2,863           954
Masonry               0           2,723           908
Painting              0               0             0
Floor Repair          0           1,433           478
Lock Repair           0               0             0
Window                0          13,156         4,385
Repair
Subtotal              0         $93,615       $31,205
Insurance             3             628             0          0
Utilities          0 27             181         9,060
Rent                  0               0             0
Adjustment
Total            $3,628        $120,796       $40,265
               CRR-> RMD      RMD -> CRR  LLC-> CRR

Note that because of changes in the occupancy, the new percentage allocations are RMD 19.2%, RMD, Instruments 19.2% and CRR 5.5%.

            CLOSING DECEMBER 07 OF CHARLES RIVER REALTY
                         December 31, 2007

GENERAL METHODOLOGY
The mid-year and year end adjustments which must be made relate to the portion of CRR building expenses, such as utilities, maintenance, and insurance with the Sub-S and LLC should pick up from CRR and vice-versa. As per the space allocation for the building, now that RMD has taken over the VideoLink space, the common space and that occupied by the other tenant comprises 0.0%. RMD occupies 78% and LLC 22% of the remainder. It also concerns how much of the building maintenance should be capitalized. The detailed allocation of expenses is contained the allocation chart later in this document.

BUILDING MAINTENANCE - July 1 to December 31, 2007
1. The cost of air conditioning cleaning and freon to CRR was $0. All of this, except for special projects for common areas ($2,482), belongs to RMD and LLC split 78% and 22%. Each entity should write their check directly to CRR under Bldg. Maintenance - Separate.
2.    The cost of air conditioning repairs to CRR was $6,875.   All
  of this, except for special projects for common areas ($2,873), belongs to RMD and LLC split 78% and 22%. Each entity should write their check directly to CRR under Bldg. Maintenance - Separate.
3. The cost of appliance repairs to CRR was $2,068. All of this, except for special projects for common areas ($2,873), belongs to RMD and LLC split 78% and 22%. Each entity should write their check directly to CRR under Bldg. Maintenance - Separate.
4. The cost of cabinets to CRR was $202. All of this, except for special projects for common areas ($967), belongs to RMD and LLC split 78% and 22%. Each entity should write their check directly to CRR under Equip. Maintenance - Separate.
5. The cost of carpentry to CRR was $114,966. All of this, except for special projects for common areas ($13,574), belongs to RMD and LLC split 78% and 22%. Each entity should write their check directly to CRR under Bldg. Maintenance - Separate.
6. The cost of door repairs to CRR was $0. All of this, except for special projects for common areas ($0), belongs to RMD and LLC split 78% and 22%. Each entity should write their check directly to CRR under Bldg. Maintenance - Separate.
7. The cost of electric repairs to CRR was $0. All of this, except for special projects for common areas ($0), belongs to RMD and LLC split 78% and 22%. Each entity should write their check directly to CRR under Bldg. Maintenance - Separate.
8. The cost of floor repair to CRR was $5,232. All of this, except for special projects for common areas ($4,880), belongs to RMD and LLC split 78% and 22%. Each entity should write their check directly to CRR under Bldg. Maintenance - Separate.
9. The cost of hood repair to CRR was $0. All of this belongs to RMD and LLC split 78% and 22%. Each entity should write their check directly to CRR under Bldg. Maintenance - Separate.
10. The cost of Lighting to CRR was $0. All of this, except for special projects for common areas ($2,196), belongs to RMD and LLC split 78% and 22%. Each entity should write their check directly to CRR under Bldg. Maintenance - Separate.
11. The cost of Locks and Security Systems to CRR was $0. All of this, except for special projects for common areas ($1,182), belongs to RMD and LLC split 78% and 22%. Each entity should write their check directly to CRR under Bldg. Maintenance - Separate.
12. The cost of masonry to CRR was $5,395. All of this, except for special projects for common areas ($3,077), belongs to RMD and LLC split 78% and 22%. Each entity should write their check directly to CRR under Bldg. Maintenance - Separate.
13. The cost of painting to CRR was $0. All of this, except for special projects for common areas ($3,404), belongs to RMD and LLC split 78% and 22%. Each entity should write their check directly to CRR under Bldg. Maintenance - Separate.
14. The cost of plumbing to CRR was $16,556. All of this, except for special projects for common areas ($3,718), belongs to RMD and LLC split 78% and 22%. Each entity should write their check directly to CRR under Bldg. Maintenance - Separate.
15. The cost of repairing radiators and steam pipes to CRR was $16,100. All of this, except for special projects for common areas ($3,152), belongs to RMD and LLC split 78% and 22%. Each entity should write their check directly to CRR under Bldg. Maintenance - Separate.
16. The cost of repairing stairs and railings to CRR was $0. All of this, except for special projects for common areas ($1,137), belongs to RMD and LLC split 78% and 22%. Each entity should write their check directly to CRR under Bldg. Maintenance - Separate.
17. The cost of repairing vacuum and pressurized air systems to CRR was $0. All of this belongs to RMD and LLC split 78% and 22%. Each entity should write their check directly to CRR under Bldg. Maintenance - Separate.
18. The cost of repairing windows and mirrors to CRR was $8.173. All of this, except for special projects for common areas ($3,378), belongs to RMD and LLC split 78% and 22%. Each entity should write their check directly to CRR under Bldg. Maintenance - Separate.
INSURANCE - Bldg. - July 1 to December 31, 2007
1. The cost of insurance should go by square feet. Since RMD has been paying for everything, (6x$2,150/mo. = $12,900) for July through December 07, CRR owes RMD 0% ($0), now that there is no longer any common space.
ELECTRICITY - July 1 to December 31, 2007
1. The cost of electricity to CRR was $54,141. Of this 100% belongs to RMD and LLC split 78% and 22%. Each entity should write their check directly to CRR under Utilities - Separate.
     CHECKS TO BE WRITTEN - July 1 to December 31, 2007
ITEM                 CRR         RMD         LLC      Notes
Repairs                 0     136,943         38,625
Insurance               0           0              0
Utilities               0      42,230         11,911
Total               $   0    $179,173        $50,536

                 CRR->RMD    RMD->CRR        LLC->CRR

CAPITALIZATION OF MAINTENANCE COSTS - December 31, 2007
1. The cost of various maintenance items have been capitalized as per the chart below, corresponding to zero percent for carpentry and zero percent for the other items which were just repairs to try to best reflect the correct distribution.



       ALLOCATION FOR BUILDING COSTS - CAPITALIZE VS EXPENSE
ITEM                   CRR-Total   Expense   Lshold  %Capital
                                             Improve.
Air Cond. Cleaning             0          0     0      0 %
Air Cond. Repairs          6,875      6,875     0      0 %
Appliances                 2,068      2,068     0      0 %
Cabinets                     202        202     0      0 %
Carpentry                114,966    114,966     0      0 %
Door Repairs                   0          0     0      0 %
Electrical Repairs             0          0     0      0 %
Floor Repair               5,232      5,232     0      0 %
Hood Repair (All RMD)          0          0     0      0 %
Lighting                       0          0     0      0 %
Locks                          0          0     0      0 %
Masonry                    5,395      5,395     0      0 %
Painting                       0          0     0      0 %
Plumbing                  16,556     16,556     0      0 %
Radiators, Steam          16,100     16,100     0      0 %
Pipes
Stairs and Railings            0          0     0      0 %
Vacuum Repairs   (All          0          0     0      0 %
RMD)
Windows & Mirrors          8,173      8,173     0      0 %
Total                   $175,567   $175,567    $0      0 %

REIMBURSEMENT OF EXPENSES FOR OTHER PROPERTIES - December 31, 2007
1. The cost of any items managed by CRR but attributable to non-CRR properties has been reimbursed by a personal check from GE in an amount of $19,679.

            ALLOCATION OF BUILDING EXPENSES FOR DEC. 07
ITEM   Description             TOTAL     CRR         RMD        LLC
  1    Air Cond. Cleaning          0      0            0          0
  2    Air Cond. Repairs       6,875      0        5,363      1,513
  3    Appliances              2,068      0        1,613        455
  4    Cabinets                  202      0          158         44
  5    Carpentry               114,9      0       89,673     25,293
                                  66
  6    Door Repairs                0      0            0          0
  7    Electrical Repairs          0      0            0          0
  8    Floor Repair            5,232      0        4,081      1,151
  9    Hood Repair (All RMD)       0      0            0          0
 10    Lighting                    0      0            0          0
 11    Locks                       0      0            0          0
 12    Masonry                 5,395      0        4,208      1,187
 13    Painting                    0      0            0          0
 14    Plumbing                16,55      0       12,914      3,642
                                   6
 15    Radiators, Steam Pipes  16,10      0       12,558      3,542
                                   0
 16    Stairs and Railings         0      0            0          0
 17    Vacuum  Repairs   (All      0      0            0          0
       RMD)
 18    Windows & Mirrors       8,173      0        6,375      1,798
                               =====    ======     =====       ====
       Total                 175,567      0      136,943     38,625


                           ATTACHMENT II
  ILLUSTRATION OF METHODOLOGY OF ALLOCATING YEARLY COST INCREASES